Exhibit 5.1

                                   June 2, 2004

Financial Federal Corporation
733 Third Avenue
New York, NY 10017

      Re: Registration Statement on Form S-3

Ladies and Gentlemen:

            We are acting as counsel for Financial Federal Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $175,000,000 aggregate principal amount of 2% Convertible Senior Notes due 2034 (the "Notes"), and such indeterminate number of shares of Common Stock, $0.50 par value per share (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement.")

            We are of the opinion that the Notes and the Conversion Shares have been duly authorized and are of the further opinion that the Conversion Shares, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

            We express no opinion as to matters of law other than the law of the State of Nevada. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                                      Very truly yours,

                                                      /s/ Erwin & Thompson LLP
                                                      ------------------------
                                                      Erwin & Thompson LLP